U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:  August 14, 2004

(Date of Earliest Event Reported)

Canterbury Park Holding Corporation

(Exact name of business issuer as specified in its charter)

Commission File Number 001-31569

Minnesota	41-1775532
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota 55379
(Address of principal executive offices)
(Zip Code)

(952) 445-7223
(Registrant’s Telephone Number Including Area Code)

Items 1 - 4.

Not applicable.

Item 5.  Other Events.

Brian C. Barensheer, a director of the Company since 1994 and the Chair of the Audit Committee of the Board, passed away on August 13, 2004.

Exhibit 99.1 - News article regarding Mr. Barenscheer’s death, published in the August 17, 2004 edition of the Minneapolis Star and Tribune.

Items 6 - 12.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Date: August 17, 2004	By:	/s/ Randall D. Sampson
Randall D. Sampson
President and Chief Executive Officer

Date: August 17, 2004	By:	/s/ David C. Hansen
David C. Hansen
Vice President and Chief Financial Officer